UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 22, 2010, Visant Corporation (“Visant”) issued a press release announcing the closing of its private placement offering of $750.0 million aggregate principal amount of 10.00% senior notes due 2017 (the “Notes”).

In conjunction with the closing of the Notes offering, (1) Visant Holding Corp. (“Holdings”) consummated the initial acceptance and payment with respect to its previously announced cash tender offers and consent solicitations to purchase for cash any and all of its outstanding 10.25% Senior Discount Notes due 2013 (the “10.25% Notes”) and its outstanding 8.75% Senior Notes due 2013 (the “8.75% Notes”), (2) Visant consummated the initial acceptance and payment with respect to its previously announced cash tender offer and consent solicitation to purchase for cash any and all of its outstanding 7.625% Senior Subordinated Notes due 2012 (the “7.625% Notes” and, together with the 10.25% Notes and the 8.75% Notes, the “Existing Notes”) and (3) Visant terminated its existing senior secured credit facilities and entered into new senior secured credit facilities consisting of a $1,250.0 million term loan facility and a new $175.0 million revolving credit facility.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

On September 22, 2010, Visant and Holdings also jointly issued a press release announcing that Holdings will redeem for cash any and all of its outstanding 10.25% Notes and its outstanding 8.75% Notes and Visant will redeem for cash any and all of its outstanding 7.625% Notes. On September 22, 2010, Holdings delivered a notice of redemption with respect to all of its outstanding 10.25% Notes and its outstanding 8.75% Notes and Visant delivered a notice of redemption with respect to all of its outstanding 7.625% Notes, in each case, providing for the redemption of all Existing Notes of the applicable series on October 21, 2010. In addition, Holdings delivered in trust to The Bank of New York Mellon Trust Company, N.A., the trustee for the 10.25% Notes, and U.S. Bank National Association, the trustee for the 8.75% Notes, $6,143,457.96 and $242,500.00, respectively, and Visant delivered in trust to The Bank of New York Mellon Trust Company, N.A., the trustee for the 7.625% Notes, $68,107,875.00, in each case, equal to the principal, redemption premium (as applicable) and interest of the respective series of the Existing Notes accrued and unpaid to the redemption date. As a result of Holdings having called the 10.25% Notes and the 8.75% Notes for redemption and Visant having called the 7.625% Notes for redemption and each of Holdings and Visant having made the payment into trust, as well as having satisfied certain other procedural requirements, Holdings and Visant have satisfied and discharged their obligations under the Existing Notes and the related indentures.

A copy of the press release regarding the redemption of the Existing Notes and satisfaction and discharge of the related indentures is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1 Press release issued by Visant Corporation regarding closing of senior notes offering, dated September 22, 2010.

99.2    Press release issued by Visant Holding Corp. and Visant Corporation regarding redemption of outstanding 10.25% Senior Discount Notes due 2013, outstanding 8.75% Senior Notes due 2013 and outstanding 7.625% Senior Subordinated Notes due 2012 and satisfaction and discharge of the related indentures and notes, dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

Date: September 22, 2010	/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

99.1	Press release issued by Visant Corporation regarding closing of senior notes offering, dated September 22, 2010.

99.2	Press release issued by Visant Holding Corp. and Visant Corporation regarding redemption of outstanding 10.25% Senior Discount Notes due 2013, outstanding 8.75% Senior Notes due 2013 and outstanding 7.625% Senior Subordinated Notes due 2012 and satisfaction and discharge of the related indentures and notes, dated September 22, 2010.